Exhibit 99.2

Contact:  Brian Beades
          212-754-5596
          ahr-info@blackrock.com


              Anthracite Capital Reports First Quarter Earnings;
       Commercial Real Estate Assets Increase to 82% of Total Portfolio;
                            Dividend Yield is 10.5%

New York - May 4, 2004 - Anthracite Capital, Inc. (NYSE: AHR) (the "Company" or "Anthracite") today reported net income (loss) to common stockholders for the first quarter of 2004 of $(0.00) per share versus net income (loss) to common stockholders of $0.18 per share for the same three-month period last year. Operating Earnings for the quarter were $0.28 per share versus $0.40 for the same three-month period last year. The difference between Operating Earnings and net income (loss) is primarily a result of a one-time charge for the redemption of the Company's Series B Preferred Stock that was announced on April 6, 2004, effective on March 31, 2004. Prior to the one-time charge, total earnings were $0.20 per share. Based on the $0.28 per share dividend declared on March 11, 2004, and the May 3, 2004 closing price of $10.71, Anthracite's annualized dividend yield is 10.5%. (All numbers are in thousands, except per share amounts.)

During the first quarter of 2004, the Company acquired commercial real estate assets with a market value of $132,062. The components of that total are $29,859 of below investment grade commercial mortgage backed securities ("CMBS"), $54,883 of investment grade CMBS, $23,010 of investment grade REIT debt, and $24,310 of high yielding commercial real estate loans. The majority of these assets were settled at the end of the quarter to coincide with the closing of the Company's third collateralized debt obligation ("CDO") offering on March 30, 2004. Separately, the Company sold $56,542 of AAA rated CMBS and reduced its net residential mortgage backed securities ("RMBS") position by $45,114, which resulted in a net realized loss of $4,723. The Company also committed to acquire $1,222,103 of commercial mortgage loan pools as described below. As of March 31, 2004, total commercial real estate assets and total RMBS (after adjusting for RMBS securities sold, not yet settled) represent 82% and 18%, respectively, of the total investment portfolio. The pace of reinvestment into commercial real estate assets continues to be in-line with the strategic reduction of RMBS announced in September 2003.

The Company considers its Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses, hedge ineffectiveness and the one-time charge from the redemption of the Company's Series B Preferred Stock. The Company believes Operating Earnings better reflect the recurring long-term earnings of the Company. Operating Earnings can and will fluctuate over time based on changes in asset levels, funding rates, available reinvestment rates and expected losses on credit sensitive positions. A table is provided below, which reconciles Operating Earnings per share with net income available (loss) to common stockholders per share.

Chris Milner, President and Chief Executive Officer of the Company, stated, "We made significant progress during the quarter in identifying and closing on new opportunities, and we expect this activity will continue in the second quarter. The pace of the shift to commercial real estate assets continues to be in line with our original goals. Equally as important, our team did an outstanding job in marketing and closing Anthracite's third CDO transaction. This transaction significantly extended the duration of the Company's liabilities and created $50,000 of forward funding capacity in a lower interest rate environment. This gives us a funding advantage in a highly competitive market."

The Company's Operating Earnings for the first quarter of 2004 represent an annualized return on the quarter's average common stock equity ("Annualized ROE") of 16.4% and a net interest margin of 3.2%. Annualized ROE based upon Operating Earnings for the same period last year was 20.5% and the net interest margin was 3.6%. The decrease in the Annualized ROE is attributable to lower market interest rates and the Company's reduction in RMBS assets.

The Company's debt to capital ratio increased from 4.4:1 at December 31, 2003 to 7.6:1 at March 31, 2004 due to the acquisition of the commercial mortgage loan pools, as discussed below. Other financial comparisons over the same period include a decrease in the recourse debt to capital ratio from 2.7:1 at December 31, 2003 to 2.0:1 at March 31, 2004. The weighted average maturity of the Company's liabilities increased from 2.9 years to 5.25 years, respectively, due to the issuance of the Company's third CDO. This is expected to increase to approximately 6.07 years after non-recourse debt is issued to purchase the commercial mortgage loan pools.

Total interest income from commercial real estate assets is up 44% from the quarter ending March 31, 2003; whereas, total interest income from RMBS is down 67% for the same period. Other financial comparisons for the same period of time include an increase in total weighted average cost of funds to 3.96% at March 31, 2004 from 3.01% at March 31, 2003, respectively, due to hedging costs. Hedging expenses not related to CDOs increased to $4,631 or $0.09 per share from $2,991 or $0.06 per share, respectively. The Company's exposure to a 50 basis point move in short-term interest rates decreased to $0.01 per share annually from $0.045 cents per share annually at March 31, 2003.

Investment and Capital Markets Activity
The Company's primary focus is to invest in a diverse portfolio of commercial real estate loans and securities. The majority of these investments take the form of securities that represent pools of underlying mortgage loans. The Company will generally control the credit process of its portfolio. The Company's objective is to maximize the spread between the loss adjusted income and the cost of financing. The credit performance and cost of financing the Company's portfolio are the most important factors in Company performance.

On March 30, 2004, the Company closed its third CDO transaction. The total par value of bonds sold was $372,456, with over 56% of the issuance rated AAA. The bonds were sold throughout the global capital markets where investors focused on the Company's fundamental real estate credit underwriting and security selection process. The total cost of funds on a fully hedged basis was 5.0%. Net proceeds raised from this offering will be used to invest in high yielding commercial real estate loans, to redeem the Company's Series B Preferred Stock, and to pay down debt. This CDO also includes a $50,000 ramp facility that will be used to finance future commercial real estate assets, thus eliminating financing risk for up to $50,000 of below investment grade CMBS investments to be made during the year.

The Company's CDO offerings allow the Company to match fund its commercial real estate portfolio by issuing long-term debt to finance long-term assets. The CDO debt is non-recourse to the Company; therefore, the Company's losses are limited to its equity investment in the CDO. The CDO debt is also fully hedged to protect the Company from an increase in short-term interest rates. The Company considers all of its CMBS rated BB+ down to B to be financeable in a CDO transaction; and as of March 31, 2004, over 95% of the market value of these assets is match funded with CDO's.

At the end of the first quarter, the Company also decided to redeem its 10% Series B Preferred Stock, as announced on April 6, 2004. The effect of this transaction reduced the Company's total stockholders' equity and will reduce the Company's preferred dividend payments by approximately $4,400 annually or $0.087 per share. The Company took a one-time charge to income available to common stockholders of $9,845 or $0.20 per share, which represents the difference between the Series B Preferred Stock book value of $19 per share and its $25 redemption price.

Credit performance
The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). At the end of the first quarter of 2004, the Company's Controlling Class CMBS represent $14,054,815 of original balance of underlying commercial mortgage loans compared to $12,728,256 at the end of the fourth quarter of 2003. The number of Controlling Class CMBS transactions owned by the Company increased from nine to ten over that period. The Company committed to purchase an eleventh Controlling Class CMBS transaction that will not be accounted for as securities, see "Commercial Mortgage Loan Pools" section below. The current par balance of underlying loans securing the Company's commercial real estate securities portfolio is $12,555,660. Delinquencies of 30 days or more as a percent of current loan balances net of defeased loans was 1.08% at the end of the first quarter of 2004, compared with 1.52% at the end of the fourth quarter of 2003. Dispositions of six loans occurred during the first quarter. The weighted average loss severity experienced for the 1998 and 1999 Controlling Class securities was 32%. No losses have been realized for those Controlling Class securities with vintages from 2001 through 2004. The weighted average loss severity for the Company's entire Controlling Class portfolio was 21%.

Commercial Real Estate Securities
The average yield on the Company's commercial real estate securities (primarily investment grade and below investment grade CMBS, investment grade REIT debt, and CMBS IOs) for the first quarter of 2004 was 7.9%, while the average loss adjusted yield on only the below investment grade CMBS was 9.4%. The average cost of financing the commercial real estate securities portfolio during the first quarter of 2004 was 5.1% compared to 6.3% for the first quarter of 2003.

Net interest income and realized gains of the commercial real estate securities portfolio for the quarter ended March 31, 2004 is as follows:

                                                For the       For the
                                                quarter       quarter
                                                 ended         ended
                                                March 31,     March 31,
                                                  2004          2003
                                             ------------------------------
Interest Income                                $29,185         $19,953
Interest Expense*                              (13,194)        (11,391)
                                             ------------------------------
Net Interest Income                             15,991           8,562
                                             ------------------------------
Realized Gains                                   2,866               -
                                             ==============================
Net Interest Income and Realized Gains
from Commercial Real Estate Securities         $18,857         $ 8,562
                                             ==============================

*Including hedges in the Company's CDOs.


Commercial Real Estate Loans
The average yield on the Company's commercial real estate loan portfolio for the first quarter ended March 31, 2004 was 11.2% and for the quarter ended March 31, 2003 was 9.3%. The total cost of borrowings secured by loan assets is 2.9% and 3.1%, respectively. The Company has two committed warehouse lines that can be used to finance these commercial loan assets. The annualized yield on the Company's investment in Carbon Capital, Inc., which constitutes 27% of the Company's commercial real estate loan portfolio, for the quarter ended March 31, 2004 was 16.6%.

Net interest income of the commercial real estate loan portfolio for the quarter ended March 31, 2004 is as follows:


                                                    For the quarter ended    For the quarter ended
                                                       March 31, 2004            March 31, 2003
                                                  ----------------------------------------------------
        Interest Income                                     $3,074                     2,409
        Interest Expense                                      (148)                     (112)
                                                  ----------------------------------------------------
        Net Interest Income from Commercial
        Real Estate Loans                                   $2,926                    $2,297
                                                  ====================================================


Commercial Mortgage Loan Pools
In March 2004, the Company committed to acquire $41,495 par value of the Controlling Class interests in a CMBS transaction. The securities that comprise the Controlling Class interests were acquired for a dollar price of 55.6% of par. This is the eleventh Controlling Class transaction acquired by the Company. The total par amount of underlying loans in this transaction is $1,234,613 which have a carrying value of $1,222,103. A CMBS real estate mortgage investment conduit ("REMIC") trust will typically issue securities with a par amount equal to the par value of the underlying loans. As noted, the Company acquired $41,495 of par value of these securities; other third party investors will acquire the remaining $1,193,118 of securities. During the negotiations for the purchase of these Controlling Class interests, the Company was able to obtain a greater degree of control for the special servicer in the process of disposing of or working out defaulted loans. As a result of this added discretion, accounting rules require the Company to consolidate the net assets and results of operations of the issuing REMIC trust.

Typically, the Company records securities purchased at their market price, and the securities appear as assets on the Company's consolidated statement of financial condition. For this CMBS transaction, the Company included on its consolidated statement of financial condition all of the underlying loans shown as commercial mortgage loan pools. The CMBS securities to be issued to third parties by the REMIC trust are shown as an offsetting liability ("due to REMIC trust"). The net effect on the Company's consolidated statement of financial condition at March 31, 2004 from the consolidation of the net assets of the REMIC trust is equivalent to the cost of the Controlling Class interests acquired of $23,069.

The liability resulting from this transaction is non-recourse to Anthracite, and is secured only by the commercial mortgage loan pools. This accounting treatment increases the Company's debt to capital ratio from 4.6:1 to 7.6:1. The Company received authorization from its lenders to permit debt to capital ratios in excess of existing covenants. For income recognition purposes, the loans will carry their own yields and the Company will establish a loss reserve consistent with the credit assumptions made in establishing loss adjusted yields for Controlling Class securities.

Book Value
Net book value per share at the end of the first quarter of 2004 was $6.87. Net book value per share at March 31, 2004 increased approximately 3.46% from $6.64 at December 31, 2003 due to lower interest rates. Since the investment securities of the Company are marked to market based upon market prices provided by dealers, there can be fluctuations in book value based solely on quarterly changes in credit spreads and interest rates. As the Company's portfolio matures, the net book value of credit sensitive CMBS securities held by the Company is expected to increase towards its original purchase cost, provided that the Company's estimates of expected credit losses are accurate. The unrealized loss on all Controlling Class CMBS at March 31, 2004 was $55,147. This amount reflects the amount of recovery (net of expected underlying loan losses) if the portfolio is held to maturity.

Reconciliation of Operating Earnings to Net Income Available (Loss) to Common Stockholders The table below reconciles net income (loss) per common share with Operating Earnings per common share:

                                                       Three Months Ended
                                                    --------------------------
                                                         3/31/04     3/31/03
                                                    --------------------------
Operating Earnings per share                            $0.28       $0.40
Realized gain (loss)                                     0.06        0.01
Unrealized gain (loss)*                                 (0.12)      (0.22)
Hedge ineffectiveness                                   (0.02)      (0.01)
Cost to retire preferred stock in excess of
carrying value                                          (0.20)         -
                                                    --------------------------
Net Income available (loss) to common
stockholders per share                                 $(0.00)      $0.18


*Includes hedges


About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield real commercial estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with $320,700,000 in global assets under management as of March 31, 2004. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $86,400,000 in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of March 31, 2004.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2003 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com.



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

                                         Anthracite Capital, Inc. and Subsidiaries
                                Consolidated Statements of Financial Condition (Unaudited)
                                           (in thousands, except per share data)

-------------------------------------------------------------------------------------------------------------------------
                                                                                  March 31, 2004       December 31, 2003
                                                                                  --------------       ------------------
ASSETS
Cash and cash equivalents                                                          $    17,264          $    20,805
Restricted cash equivalents                                                             15,389               12,845
Residential mortgage backed securities                                                 708,105              753,219
                                                                                   -----------          -----------
    Cash and RMBS                                                                      740,758              786,869
Commercial real estate securities                                                    1,472,636            1,366,508
Commercial mortgage loan pools                                                       1,222,103                  -
Commercial real estate loans                                                           122,263               97,984
                                                                                   -----------          -----------
    Total Commercial real estate                                                     2,817,002            1,464,492
Receivable for investments sold                                                        100,662               99,056
Other assets                                                                            48,666               48,429
                                                                                   -----------          -----------
     Total Assets                                                                  $ 3,707,088          $ 2,398,846
                                                                                   ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Borrowings:
    Secured by pledge of residential mortgage backed securities                    $   648,525          $   670,874
    Secured by pledge of commercial real estate securities                             134,467              444,987
    Secured by pledge of commercial real estate loans                                    7,430               22,710
                                                                                   -----------          -----------
    Total short term borrowings                                                        790,422            1,138,571
Long term Borrowings: Collateralized debt obligations                                1,057,522              684,970
                                                                                   -----------          -----------
Total borrowings                                                                   $ 1,847,944          $ 1,823,541
Due to REMIC Trust                                                                   1,199,034                  -
10% Series B Preferred Stock - called for redemption                                    43,267                  -
Securities sold, not yet settled                                                       101,234               99,551
Payable for investments purchased                                                       49,301                  -
Distributions payable                                                                   15,059               14,749
Other liabilities                                                                       48,451               43,575
                                                                                   -----------          -----------
     Total Liabilities                                                             $ 3,304,290          $ 1,981,416
                                                                                   -----------          -----------

Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000 shares authorized; 50,572 shares issued and outstanding in 2004; and
     49,464 shares issued and outstanding in 2003                                  $        51          $        49
10% Series B Preferred Stock, liquidation preference $43,942 in 2003                       -                 33,431
9.375% Series C Preferred Stock, liquidation preference
       $57,500 in 2004 and 2003                                                         55,435               55,435
Additional paid-in capital                                                             549,199              536,333
Distributions in excess of earnings                                                   (115,797)            (101,635)
Accumulated other comprehensive loss                                                   (86,090)            (106,183)
                                                                                   -----------          -----------
      Total Stockholders' Equity                                                       402,798              417,430
                                                                                   -----------          -----------
      Total Liabilities and Stockholders' Equity                                   $ 3,707,088          $ 2,398,846
                                                                                   ===========          ===========



                                                 Anthracite Capital, Inc.
                                     Consolidated Statements of Operations (Unaudited)
                                           (in thousands, except per share data)

-----------------------------------------------------------------------------------------------------------------------
                                                                                        For the Three Months Ended
                                                                                                 March 31,
                                                                                     ----------------------------------
                                                                                           2004             2003
                                                                                     ----------------------------------
Operating Portfolio
Interest Income:
    Commercial real estate securities                                                  $ 29,185            $ 19,953
    Commercial real estate loans                                                          3,074               2,409
    Residential mortgage backed securities                                                6,717              20,285

    Cash and cash equivalents                                                                88                 176
                                                                                       --------            --------

        Total interest income                                                          $ 39,064            $ 42,823
                                                                                       --------            --------

Expenses:
    Interest expense:
       Collateralized debt obligations                                                   11,167              10,913
       Commercial real estate securities                                                  2,027                 478
       Commercial real estate loans                                                         148                 112
       Residential mortgage backed securities                                             1,927               4,949
    Hedging Expense                                                                       4,631               2,991
    General and administrative                                                              602                 582
    Incentive fee                                                                           -                   -

    Management fee                                                                        2,130               2,577
                                                                                       --------            --------
        Total expenses                                                                 $ 22,632            $ 22,602
                                                                                       --------            --------
Income from the Operating Portfolio                                                    $ 16,432            $ 20,221
                                                                                       --------            --------

Other loss:
Realized loss                                                                            (4,723)             (8,531)
Unrealized gain (loss)                                                                    1,553              (1,731)
Hedge ineffectiveness                                                                      (973)               (262)
                                                                                       --------            --------
       Total other loss                                                                $ (4,143)           $(10,524)
                                                                                       --------            --------

Net Income                                                                               12,289               9,697
                                                                                       --------            --------

Dividends on preferred stock                                                              2,446               1,195

Cost to retire preferred stock in excess of carrying value                                9,845                 -
                                                                                       --------            --------

Net Income available (Loss) to Common Stockholders                                     $     (2)           $  8,502
                                                                                       ========            ========

Operating Earnings available to Common Stockholders per share:
      Basic                                                                            $   0.28            $   0.40
      Diluted                                                                          $   0.28            $   0.40

Net Income (Loss) available to Common Stockholders per share, basic                    $  (0.00)           $   0.18

Net Income (Loss) available to Common Stockholders per share, diluted                  $  (0.00)           $   0.18

Weighted average number of shares outstanding:
    Basic                                                                                49,837              47,592
    Diluted                                                                              49,846              47,622

Operating Earnings:
    Income from the operating portfolio                                                $ 16,432            $ 20,221
    Dividends on preferred                                                               (2,446)             (1,195)
                                                                                       --------            --------
    Net operating earnings                                                             $ 13,986            $ 19,026
                                                                                       ========            ========
